Exhibit 4.48

No.: [(2024) Xinyin Hangxiaozhidaizidi

No. 811088571413]

RMB Working Capital Loan Contract

(Version 3.0, 2024)

CHINA CITIC BANK

nS2n2411279224760

Customer Notice

1. Your company can sign offline or through the USBkey electronic signature method on the CITIC Bank online banking or mobile banking. Before signing this agreement, please read the entire content of this agreement carefully. If you disagree with any content of this agreement or cannot accurately understand the interpretation of the relevant terms, please do not proceed.

2. The extra spaces or unfilled spaces in this contract can be handled by folding lines, slashing lines, stamping “the following blank” or filling in “the following blank”.

3. If the offline signing method is adopted, this contract should be filled in with a blue-black or black signature pen or fountain pen.

4. If your company signs this contract on the CITIC Bank online banking or mobile banking using the USBkey electronic signature method, it has the same legal effect as the signature and official seal of the company’s legal representative. The online signing of the contract must be personally operated by your company’s legal representative or authorized online banking operator, and shall not be handled by others.

5. As a valid certificate of your company’s identity, your company hereby irrevocably confirms that any act of signing this contract on CITIC Bank’s online banking or mobile banking using a USBkey electronic signature will be deemed as your company’s signing act, and your company should perform all obligations in a timely manner in accordance with the provisions of this agreement.

RMB Working Capital Loan Contract

Party A: [Hangzhou Woli Medical Technology Co., Ltd.]

Legal representative: [Wu Shuang]

Address: [Room 1002-6, Zhejiang Green Low-carbon Technology Industrial Park, No. 869 Shanyin Road, Beigan Street, Xiaoshan District, Hangzhou City, Zhejiang Province]

Bank and account: CITIC Bank Hangzhou Zhijiang Branch 8110801013202503656]

Party B: China CITIC Bank Corporation Limited [Hangzhou Xiaoshan Branch]

Person in charge: [Lou Haipeng]

Address: [1-4th Floor, Water Affairs Building, No. 1088 Jincheng Road, Xiaoshan District, Hangzhou City]

Contract signing location: [Hangzhou Xiaoshan]

Contract signing date: [December 4, 2024]

In view of the fact that: Party A applies to Party B for working capital loan support due to financing needs. In order to clarify the rights and obligations of both parties, in accordance with the “Civil Code of the People’s Republic of China”, “General Principles of Loans”, “Electronic Signature Law of the People’s Republic of China” and other relevant laws, regulations and rules, Party A and Party B have reached a contract as follows after equal consultation:

Article 1 Type of Loan

Party B agrees to provide Party A with a working capital loan in accordance with the provisions of this contract.

Article 2 Loan Amount (Principal, the same below) and Loan Term

1. Party B agrees to provide Party A with a working capital loan, the loan amount is (in capital letters): RMB [20 million yuan], (in lower case): ¥ [20000000.00], and the loan term is from [December 4, 2024 to [June 6, 2025].

2. The actual loan term, actual withdrawal date, loan amount, and first-term loan interest rate shall be based on the term, date, amount and interest rate recorded in the unit loan certificate (loan note) under this contract. The unit loan certificate (loan note) is an integral part of this contract and has the same legal effect as this contract.

3. This contract is applicable/☑not applicable (please tick “√” at the beginning) to the following terms:

This contract is a specific business contract under the “Comprehensive Credit Contract” (Contract No.: [/]), and it constitutes a complete contract system with the “Comprehensive Credit Contract” and is inseparable. The loan under this contract occupies the comprehensive credit line under the “Comprehensive Credit Contract”. The definitions and other relevant provisions in the “Comprehensive Credit Contract” apply to this contract; if its definitions and other relevant provisions are inconsistent with this contract, the definitions and relevant provisions of this contract shall prevail.

Article 3 Purpose of Loan

1. The loan under this contract is used for:

[Daily business turnover]

2. Party A shall not change the purpose of the loan without the written consent of Party B. Party A shall not use the above loan for dividends to Party A shareholders, as well as for investments in financial assets, fixed assets, real estate, equity, futures, securities, trusts, funds, guarantees, options, small loans, etc., shall not be used for private lending and illegal fundraising and other policy-prohibited areas and purposes, shall not be used for areas and purposes prohibited by the state for production and operation, and shall not arbitrarily misappropriate loan funds, otherwise Party A shall bear any losses caused to Party B.

3. Party B shall not bear any responsibility for the consequences caused by Party A changing the purpose of the loan without Party B’s written consent or violating the “General Principles of Loans”, “Management Measures for Working Capital Loans” or other laws and regulations for illegal use of the loan.

Article 4 Loan Interest Rate and Interest Settlement

1. Loan Interest Rate

(1) If the interval between the actual single withdrawal date under this contract and the signing date of this contract is within six months (inclusive), the loan interest rate shall be implemented in accordance with the following method [①]:

① Loan interest rate = pricing base interest rate on the signing date of this contract + [90] basis points (1 basis point = 0.01%);

② Loan interest rate = pricing base interest rate on the actual withdrawal date of the loan + [/] basis points (1 basis point = 0.01%).

(2) If the interval between the actual single withdrawal date and the signing date of this contract exceeds six months, Party B has the right to adjust the loan interest rate in accordance with Party B’s relevant interest rate policy at that time. The specific loan interest rate adjustment method shall be re-defined in writing by negotiation between the two parties. The first period execution interest rate of the loan shall be based on the unit loan certificate (loan note).

(3) The loan interest rates under this contract are all annualized simple interest.

2. Interest rate adjustment method

(1) The interest rate adjustment method for this loan is determined by the following method [①].

① Fixed interest rate, the interest rate remains unchanged during the loan period.

② Floating interest rate, adjusted in accordance with the following method [/], the adjusted loan interest rate is the interest rate determined by floating the pricing base interest rate applicable on the interest rate adjustment date in accordance with the method agreed in Article 4, Paragraph 1 of this Contract. If the interest rate adjustment date is the pricing base interest rate announcement date, the interest rate adjustment time point is the end of the day.

A. Starting from the actual withdrawal date, the interest rate is adjusted once every (in capital letters) [/] (□ month/口 quarter/□ half a year/口 year). The interest rate adjustment date is the corresponding day of the actual withdrawal date in the adjustment month. If there is no corresponding day of the actual withdrawal date in the adjustment month, the last day of the adjustment month shall be the interest rate adjustment date.

B. Starting from the actual withdrawal date, the first interest rate adjustment date is determined as [/] year [/] month [/] day, and the interest rate is adjusted every (in capital letters) [/] (□ month/□ quarter/□ half year/□ year) after the first interest rate adjustment date. The interest rate adjustment date is the corresponding day of the first interest rate adjustment date in the adjustment month. If there is no corresponding day of the first interest rate adjustment date in the adjustment month, the last day of the adjustment month is the interest rate adjustment date.

C. Fixed date adjustment, that is, the interest rate adjustment date is set as [/] month [/] day (such as July 1) every year during the loan term.

(2) When the interest rate adjustment method is a floating rate, the pricing base interest rate applicable to this loan on the contract signing date, the actual loan withdrawal date and the interest rate adjustment date is determined by the following [/] method:

① The latest loan market quotation interest rate [/] (1 year/5 years or more) term level released by the National Interbank Funding Center at the current time.

② The Shanghai Interbank Offered Rate [/] (overnight/1 week/2 weeks/1 month/2 months/3 months/6 months/9 months/1 year) term tier published by the National Interbank Funding Center on the previous business day.

③ Other methods negotiated by both parties: [/]

(3) When the interest rate adjustment method is a fixed rate, the pricing base rate applicable to this loan on the contract signing date and the actual loan withdrawal date is the latest loan market quotation rate [1 year] (1 year/5 years or more) term tier published by the National Interbank Funding Center at the current time.

(4) If the state cancels the pricing base rate, the market no longer announces the pricing base rate, or the current loan interest rate cannot meet the cost of raising funds for Party B, Party B has the right to re-determine the loan interest rate based on the national interest rate policy of the same period, in accordance with the principle of fairness and good faith, and in reference to industry practices, interest rate conditions and other factors, and then notify Party A. If Party A has any objection, it should negotiate with Party B. If no agreement is reached within five working days from the date of Party B’s notice, Party B has the right to declare the loan under this contract matured in advance, and Party A shall immediately repay the remaining principal and interest of the loan.

(5) The “interest rate adjustment method” stipulated in this article also applies to penalty interest and compound interest.

3. Interest settlement

(1) Interest settlement of the loan under this contract

① The interest of this loan shall be calculated from the actual withdrawal date. The calculation formula for the interest payable by Party A under this contract is: Interest payable by Party A = actual loan balance × actual number of days during the interest calculation period × annual interest rate/360 days.

If the actual loan balance changes during the interest calculation period, it shall be calculated in segments according to the actual number of days.

② For loans that are not repaid in one lump sum, the first interest payment date is December 20, 2024, and the interest payment method is the following [A] type:

A. Monthly interest payment, the interest payment date is the 20th day of each month (if the loan interest rate is not uniform during the interest period, the interest will be calculated in stages according to the actual number of days);

B. Quarterly interest payment, the interest payment date is the 20th day of the last month of each quarter (if the loan interest rate is not uniform during the interest period, the interest will be calculated in stages according to the actual number of days);

C. Other times agreed by both parties: [/]. (2) Party A shall prepare the corresponding amount in the account opened by Party B (account number: [8110801013202503656]) before the end of each interest payment date. Party A hereby irrevocably authorizes Party B to directly deduct from the account and is obliged to keep the funds in the account sufficient to pay the current period’s payables before Party B’s final deduction. If Party A chooses other methods to pay interest to Party B, it shall ensure that the interest is received on time. If the interest payment date is a non-bank working day, it shall be remitted in advance on the previous bank working day, and is obliged to keep the funds in the account sufficient to pay the current period’s payables before Party B’s final deduction. If Party B fails to receive the corresponding interest in full, it shall be deemed that Party A has failed to pay the interest on time.

4. When the loan matures, the interest shall be paid together with the principal. If the maturity date of the loan is a statutory holiday or public holiday, Party A has the right to repay the loan on the last banking day before the statutory holiday or public holiday, and interest shall be charged at the contract interest rate at that time, but the interest calculated at the contract interest rate corresponding to the number of days between the maturity date and the repayment date shall be deducted; if Party A chooses to repay the loan on the first banking day after the statutory holiday or public holiday, the interest corresponding to the number of days between the maturity date and the repayment date shall be added at the contract interest rate. If the loan is not repaid on the first banking day after the statutory holiday or public holiday, interest shall be charged as an overdue loan from that date.

5. If the third party pays the interest under this contract, that is, the third party voluntarily bears part or all of the loan interest under this contract, the third party that promises to pay the interest shall sign a relevant interest payment commitment agreement with Party B. Parties A and B agree that the third party shall bear [/]% of the loan interest under this contract, and Party A shall bear [/]%. If Party B fails to collect the full amount of loan interest (including interest payable by a third party), it shall be deemed that Party A has failed to pay the interest on time, and Party A shall be responsible for the repayment of all loan interest (including penalty interest and compound interest).

Article 5 Loan Issuance and Payment

1. Prerequisites for the First Withdrawal

Party A must fully meet the following conditions when making its first withdrawal:

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2. Prerequisites for Each Withdrawal

For each withdrawal under this Contract (including the first withdrawal), Party A must also meet the following conditions:

(1) Party A has not violated the provisions or agreements of this Contract, the Guarantee Document and other relevant documents.

(2) The Guarantee Document remains valid, and the Guarantee has not undergone or will undergo any adverse changes that Party B believes may be detrimental to the realization of its claims.

(3) The collateral or pledged property under the Guarantee Document has not been seized, and the maximum amount guarantee has not resulted in the determination of claims.

(4) Party A’s credit status, business and financial status have not undergone any adverse changes that may endanger, delay or prevent it from performing its obligations and responsibilities under this Contract and the Guarantee Document.

(5) Party A has signed or provided Party B with the agreed documents or documents reasonably requested by Party B.

(6) Party A has opened the relevant accounts in accordance with the provisions of this Contract or the requirements of Party B.

(7) There are no laws, regulations or regulatory requirements that prohibit or restrict the issuance of loans under this Contract.

(8) [/]

(9) Other conditions required by Party B.

3. Withdrawal Plan

(1) Party A shall make withdrawals in accordance with the plan in item [①] below.

① Withdrawal Plan

Planned withdrawal date	Withdrawal amount
December 4th, 2024	RMB¥[20000000.00]
[/] MM [/] DD [/] YYYY	RMB¥[/]
[/] MM [/] DD [/] YYYY	RMB¥[/]
[/] MM [/] DD [/] YYYY	RMB¥[/]
[/] MM [/] DD [/] YYYY	RMB¥[/]

The planned withdrawal date shall be a banking day. If the planned withdrawal date is not a banking day, it shall be adjusted to the previous banking day.

② [/]

(2) Party B shall have the right to review the loan amount every (in capital letters) [/] months (not exceeding 12 months) from the date of signing the contract to decide whether to continue to provide or adjust the unused loan amount to Party A.

4. If Party A or the guarantor fails to perform all statutory or contractual obligations, including but not limited to Party A’s failure to provide complete loan materials as required by Party B and the guarantor’s failure to complete the guarantee registration procedures on time, Party A agrees that Party B has the right to change the above withdrawal plan. If the change in the withdrawal plan results in a change in the loan term, it shall be handled in accordance with the provisions of Article 2, Paragraph 2 of this contract.

5. Party A shall withdraw funds in accordance with the withdrawal plan agreed in this contract; Party A shall not change the withdrawal plan without the written consent of Party B. If the planned withdrawal date and/or withdrawal amount is changed, a written application shall be submitted to Party B [three] banking days before the planned withdrawal date agreed in this contract. With the consent of Party B, Party A may withdraw the loan according to the changed withdrawal date and/or withdrawal amount. If Party A fails to withdraw the loan according to the changed withdrawal date and/or withdrawal amount, Party B has the right to cancel the loan and no longer allow Party A to withdraw the loan.

6. If the actual loan principal issued by Party B changes due to the circumstances stipulated in Article 5, Paragraph 5 of this contract, the loan principal under this contract shall be calculated based on the unit loan certificate (loan note) actually generated under this contract.

7. Loan issuance and payment

(1) Withdrawal application

① Party A shall issue a withdrawal application through electronic channels such as Party B’s online banking or written application or other methods required by Party B no less than [three] banking days before each planned withdrawal date, and submit all withdrawal documents submitted in accordance with the provisions of this contract and Party B’s requirements.

For withdrawal applications that need to be submitted offline, Party A shall issue a withdrawal application to Party B no less than [three] banking days before each planned withdrawal date, and submit a unit loan certificate (loan note) and all withdrawal documents submitted in accordance with the provisions of this contract and Party B’s requirements. Party A shall reserve a seal for its authorized staff to use when withdrawing money (see Appendix 2 for the format, or provide Party B with a seal card for safekeeping in a special folder. If Party A reserves multiple seals, the use of any seal shall be deemed as Party A’s intention). When Party A’s staff submits a business application, they shall produce a seal that matches the reserved seal. Party B is only responsible for conducting a formal review of the seal provided by Party A’s staff against the reserved seal. After verification, Party A’s business application may be accepted. For changes to the above-mentioned reserved seals, Party A shall notify Party B in writing on the day of the change and affix the official seal or contract-specific seal. If Party B suffers losses due to failure to notify in time, Party A shall bear the corresponding compensation liability.

The withdrawal application issued by Party A is irrevocable; after approval by Party B, Party A is obliged to withdraw according to the above withdrawal application.

② The loan funds shall be transferred to the settlement account opened by Party A at Party B (Account Number: [8110801013202503656]), or entrusted payment shall be made to Party A’s counterparty as agreed. Once the loan funds enter the above settlement account, it shall be deemed that Party B has fulfilled its loan obligation. The risks, responsibilities and losses caused by freezing, deduction, etc. by the competent authorities after the loan enters the above settlement account shall be borne by Party A, and Party A shall compensate Party B for all losses suffered thereby.

(2) Loan payment method

Loan payment is divided into two methods: independent payment and entrusted payment. If any of the following circumstances exists, the entrusted payment method shall be adopted:

① Party A and Party B have newly established a credit business relationship and Party B deems it necessary based on Party A’s credit status;

② The payment object is clear and the single payment amount to a certain transaction object of Party A exceeds RMB 10 million;

③ [All funds are paid by entrusted payment];

④ Other circumstances deemed necessary by Party B.

If the entrusted payment method of Party B is adopted, Party B has the right to review whether the payment object, payment amount and other information listed in the payment application submitted by Party A are consistent with the corresponding business contract and other supporting materials before the loan funds are disbursed. After Party B’s review and approval, according to the payment authorization letter submitted by Party A (the format is shown in Appendix 1), the loan funds will be transferred to Party A’s counterparty account listed in the payment authorization letter through the settlement account opened by Party A at Party B (account number: [8110801013202503656]). Party B’s formal review of the above-mentioned business contracts and other documents does not mean that Party B confirms the authenticity and legality of the relevant transactions, nor does it mean that Party B intervenes in disputes between Party A and its counterparty or third parties or requires Party A to bear any responsibilities and obligations.

If the loan is not paid to the designated counterparty’s bank account in a timely and successful manner due to refunds by Party A’s counterparty’s account opening bank, Party A’s failure to provide relevant information in a timely manner, or errors in the information provided by Party A, Party B shall not bear any responsibility. The risks, responsibilities and losses caused to Party A, Party B and/or Party A’s designated counterparty shall be borne by Party A. Party A shall not use the funds returned by Party A’s counterparty’s account opening bank without Party B’s review and consent.

(3) Payment Management

① After the loan is issued, Party B has the right to conduct regular or irregular reviews and inspections on whether Party A’s use of loan funds complies with the provisions of this contract and related business contracts and other documents. Party A is obliged to fully cooperate and provide loan fund use records and information in a timely manner as required by Party B, including but not limited to business contracts related to loan fund payment and other transaction vouchers and information proving the use of funds. If Party B finds that the purpose of the loan funds is inconsistent with the relevant agreement upon inspection, it has the right to require Party A to make corrections within a time limit. If Party A refuses to make corrections, Party B has the right to deal with it according to the provisions of Article 13 of this contract. Party A shall provide the above-mentioned loan purpose certification materials at any time according to Party B’s requirements.

② If Party A makes the payment independently, Party A shall provide Party B with the business contract related to the loan payment and other transaction materials proving the purpose of the funds as required by Party B, and summarize and report the payment of the loan funds. Party B has the right to verify whether the loan payment is in accordance with the agreed purpose, whether the payment is consistent with the project progress, and whether there is any situation of circumventing the entrusted payment by breaking up the whole into parts, etc. through account analysis, voucher inspection, on-site investigation, etc.

③ During the loan issuance and payment process of this contract, if Party A encounters the following circumstances, Party B has the right to negotiate with Party A to supplement the loan issuance and payment conditions, or change the loan payment method, and may also stop or suspend the issuance and payment of the loan funds on its own according to the circumstances. When Party B changes the loan payment method, it will take effect when the written notice is delivered to Party A, and Party A shall not object:

A. Credit status declines;

B. Business and financial conditions are obviously deteriorating;

C. Abnormal use of loan funds and failure to use loan funds in accordance with the contract;

D. Circumventing Party B’s entrusted payment by breaking up the whole into parts, etc.; E. Other major violations of the contract.

8. Other agreements

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Article 6 Repayment

1. The loan under this contract shall be repaid in the following ways [(1)]:

(1) Periodic interest payment and principal repayment upon maturity;

(2) One-time principal and interest repayment.

(3) Other ways: [/]

2. Party A shall repay the principal in accordance with the following plan [(1)]:

(1) Repayment schedule:

No.	Repayment date	Repayment amount
[1]	June 6, 2025	RMB¥[20000000.00]
[/]	[/] MM [/] DD [/] YYYY	RMB¥[/]
[/]	[/] MM [/] DD [/] YYYY	RMB¥[/]
[/]	[/] MM [/] DD [/] YYYY	RMB¥[/]
[/]	[/] MM [/] DD [/] YYYY	RMB¥[/]
[/]	[/] MM [/] DD [/] YYYY	RMB¥[/]
[/]	[/] MM [/] DD [/] YYYY	RMB¥[/]
[/]	[/] MM [/] DD [/] YYYY	RMB¥[/]
[/]	[/] MM [/] DD [/] YYYY	RMB¥[/]
[/]	[/] MM [/] DD [/] YYYY	RMB¥[/]

(2) [/]

3. Party A shall remit an amount not less than the principal and interest to be repaid to the account opened by Party A at Party B (Account no.: [8110801013202503656]) before the end of the business on the repayment date. This account shall serve as Party A’s repayment account. Party A hereby authorizes Party B to automatically deduct the principal and interest of the loan from this account.

4. Unless otherwise agreed in this Contract, if the amount repaid or paid by Party A is insufficient to repay or pay the total amount to be repaid or paid for that period, the amount repaid shall be processed in the following order:

(1) Payment of various payable expenses, liquidated damages, compensation, etc. arising in accordance with the provisions of this Contract and relevant laws;

(2) Payment of penalty interest and compound interest;

(3) Payment of interest payable (including unpaid interest by a third party who promised to pay interest);

(4) Payment of principal payable.

If the amount repaid or paid by Party A is insufficient to repay or pay all the amounts in the same order, the amounts shall be repaid in the order in which they occurred.

6. Voluntary Early Repayment

(1) Voluntary early repayment shall be carried out in the following manner:

① Party A may repay all or part of the principal of its loan under this Contract at any time through electronic channels such as Party B’s online banking according to its own business needs, without any limit on the number of times.

② Party A may repay all or part of the loan in advance only after all of the following conditions are met:

A Party A has paid all due and payable amounts that it should pay to Party B before the early repayment date;

B Party A shall submit a written early repayment application to Party B at least 20 banking days before the proposed early repayment date and obtain Party B’s written consent;

C Except for the early repayment of all loans under this Contract, the early repayment amount shall be an integer multiple of RMB [/] million, and the amount of any early repayment shall not be less than RMB [/] million.

D The interest and other payables related to the early repayment amount shall be paid by Party A to Party B at the same time as the early repayment.

E Unless Party B agrees in writing, Party A shall not make more than [/] times of early repayment during the loan period.

F Other conditions [/]

(2) If the voluntary early repayment is implemented in the above-mentioned method ②, the early repayment application is irrevocable. After Party B agrees in writing to Party A’s early repayment, Party A shall repay the loan under this Contract in advance in accordance with the amount and date recorded in the early repayment application, otherwise Party B has the right to treat the loan as an overdue loan.

(3) The loan principal repaid in advance shall be repaid in reverse order, that is, in the reverse order of the repayment plan agreed in this Contract. The interest on the loan involved in the early repayment shall be calculated based on the actual number of days the loan is used, and the interest shall be repaid together with the principal.

Article 7 Loan Restructuring

If Party A fails to repay the due loan on time, it shall submit a written application for loan restructuring to Party B at least one month before the due date of the current loan. If Party B agrees to Party A’s application, the two parties shall sign a loan restructuring agreement. If Party B disagrees with Party A’s application, Party A shall still repay the due loan in accordance with the provisions of this contract. Otherwise, Party B has the right to treat the loan as an overdue loan.

Article 8 Loan Guarantee

1. The loan guarantee under this contract includes the guarantee stipulated in this article and other relevant guarantees, which shall be subject to the specific guarantee contract.

No.	Contract no.	Contract name
1	(2023) Xinyin Hangxiao Zhizui Baozi No. 231400	Maximum guarantee contract
2	(2023) Xinyin Hangxiao Zhizui Dizi No. 231399	Maximum mortgage contract
3	[/]	[/]
4	[/]	[/]
5	[/]	[/]

2. During the loan period, if the above-mentioned guarantee method changes or the specific guarantee registration procedures cannot be handled when this contract is signed, Party A hereby irrevocably promises and agrees: Party A guarantees to change the guarantee method as agreed by both parties and urge the guarantor to sign the relevant guarantee documents after the change and/or urge the guarantor to handle the relevant guarantee registration procedures within three days after the guarantee registration procedures are met. Otherwise, it will be deemed that Party A has breached the contract, and Party B has the right to pursue Party A’s breach of contract liability and take corresponding relief measures in accordance with the provisions of this contract.

Article 9 Party A’s Statement and Guarantee

1. Party A is a Chinese legal person or non-legal person organization established and validly existing in accordance with the laws of the People’s Republic of China. It has the civil rights and capacity to sign and perform this contract in accordance with the law, can independently bear civil liability, has independent property and assets, and has the right to conduct business within the scope of its business license. Party A and the signatory who signs this contract on behalf of Party A have obtained all necessary and legal internal and external approvals and authorizations for signing this contract. Party A should ensure that the actual situation of Party A is consistent with the registered matters.

2. All documents related to this loan provided by Party A in accordance with the law and at the request of Party B (including but not limited to the trade background contract and other fund use certification materials provided by Party A) and statements are valid, legal, true, accurate and complete.

3. Party A’s signing and performance of this contract does not violate the provisions of laws, regulations and other documents that are legally binding on it, does not violate the provisions of Party A’s articles of association, and does not violate the provisions of contracts, agreements and other documents signed with third parties. The representative of Party A who signs this contract and related documents has legally obtained the necessary authorization in accordance with the law and Party A’s internal regulations, and has the right to sign the above contracts or documents.

4. Except for the guarantee agreed in this contract or agreed in writing by Party B, Party A and the guarantor have not established any other guarantee on the secured assets provided by them under this contract, and there are no other forms of third-party rights on the assets that may damage the interests of Party B (including but not limited to the establishment of residence rights and leasing rights on the mortgaged property, and the provision of pledges, mortgages or other guarantees to any third party), nor are there any disputes or defects in ownership, such as being sealed, seized, frozen or subject to other compulsory measures; Party A has no outstanding non-performing loans, outstanding advances or outstanding interest records in the People’s Bank of China credit system, and the actual controller of Party A and its guarantor have no overdue loans in the current People’s Bank of China credit system.

5. Except for the breach of contract and litigation, arbitration and administrative penalty procedures that have been disclosed to Party B and approved by Party B, Party A has no other breach of contract or potential breach of contract, nor any other ongoing or possible litigation, arbitration or administrative penalty procedures.

6. Party A guarantees that the funds will be used strictly in accordance with the loan purpose agreed in the contract, and shall not use short-term loans for long-term purposes. It guarantees that the loan funds will not be invested in securities, real estate, futures markets, equity investment in any form, and shall not be transferred or used for arbitrage in other financial products. It shall not be used for illegal fundraising and other policy-prohibited areas. It guarantees that the loan funds will not be used for dividends to its shareholders and investments in financial assets, fixed assets, equity, etc., and will not be used in areas and purposes prohibited by the state for production and operation, and the loan shall not be misappropriated.

7. Party A guarantees that the source of funds used to repay Party B’s loan is legal and compliant.

8. Party A shall abide by the anti-money laundering laws and regulations of the People’s Republic of China, and shall not participate in illegal and criminal activities such as suspected money laundering, terrorist financing, and proliferation financing; actively cooperate with Party B’s customer identity identification and due diligence, provide true, accurate and complete customer information, and comply with Party B’s anti-money laundering and anti-terrorist financing related management regulations. For customers who have reasonable reasons to suspect suspected money laundering and terrorist financing, Party B will take necessary control measures in accordance with the anti-money laundering supervision regulations of the People’s Bank of China.

9. The online banking user name, login password, digital certificate, etc. of Party A and Party A’s authorized online banking operator are security tools for Party A to confirm its identity when handling business on Party B’s online banking platform. Party A shall properly keep the above identity confirmation security tools. All operations performed using Party A’s and Party A’s authorized online banking operator’s online banking user name, login password, digital certificate and other security tools shall be deemed as Party A’s actions, and the resulting electronic information records shall serve as valid evidence of Party A’s operations. Party A shall be responsible for the consequences arising therefrom.

Article 10 Party A’s Commitment

1. Party A shall provide Party B with statements and other documents that truly reflect its operating and financial status regularly or at any time upon Party B’s request. Party A promises that the above materials provided are legal, valid, true and complete.

2. During the loan period, any changes in Party A’s business decisions, including but not limited to equity transfer, reorganization, large-scale financing, acquisition and reorganization, asset or debt restructuring, asset disposal, merger, consolidation, division, shareholding system reform, bankruptcy liquidation, joint venture, cooperation, joint venture, contracting, leasing, foreign investment, foreign guarantee, reaching an agreement or arrangement with anyone to share its income or profits, providing any form of funds or financial support to anyone, substantially increasing debt financing, changing business scope and registered capital, changing the company’s articles of association, etc., which may affect Party A’s debt repayment ability, shall be notified to Party B in writing at least thirty working days in advance and obtain Party B’s prior written consent, implement the loan repayment responsibility or repay the loan in advance or provide a guarantee recognized by Party B.

3. Party A promises that Party B has the right to recover the loan in advance based on the recovery of Party A’s funds.

4. Party A shall actively cooperate with Party B in its business operations, loan payment management, and post-loan management, including investigation, understanding, and supervision of the basic situation of the enterprise, loan usage, business management matters, financial and business conditions, settlement transactions, and related transactions through on-site or off-site inspections. All expenses incurred by Party B due to Party A’s non-cooperation shall be borne by Party A.

5. Without Party B’s prior written consent, Party A shall not transfer or transfer the debts under this contract in any way.

6. If Party A transfers, leases, or disposes of all or part of its assets or operating income by setting up guarantees for debts other than debts under this contract, it shall notify Party B in writing at least thirty working days in advance and obtain Party B’s prior written consent.

7. If the following events occur, Party A shall notify Party B in writing and submit relevant materials within three days from the date of occurrence or possible occurrence:

(1) Force majeure events or default events related to the loan;

(2) Party A, Party A’s actual controller, Party A’s controlling shareholder is involved in litigation, arbitration, criminal prosecution, administrative punishment, suspension of business, closure of business, reorganization, dissolution, bankruptcy application, acceptance of bankruptcy application, bankruptcy declaration, revocation of business license, cancellation, deterioration of financial status, or property is sealed, frozen, seized or supervised according to law;

(3) Any major changes such as changes in Party A’s board members and senior management personnel, or inability to perform their duties, or any major cases or economic disputes, or administrative penalties imposed by relevant departments;

(4) Any liability accidents caused by violation of relevant laws, regulations, regulatory provisions or industry standards such as food safety, production safety, and environmental protection, which have or may have an adverse impact on its performance of obligations under this Contract.

(5) Any violation of this Contract, relevant business contracts or the Articles of Association;

(6) Any event that has an adverse impact on the performance of the obligations under this Contract.

8. If the guarantor encounters circumstances including but not limited to suspension of business, cessation of business, filing for bankruptcy, acceptance of bankruptcy application, declaration of bankruptcy, dissolution, revocation of business license, cancellation, and operating losses, and partially or completely loses the corresponding guarantee capacity for this loan, or the value of the collateral, pledge, and pledge rights used as collateral for the loan under this Contract decreases, Party A shall provide new guarantees approved by Party B.

9. During the loan period, if Party A changes its name, registered address, legal representative/person in charge, etc., it shall notify Party B in writing within three days after the change.

10. Party A shall promptly report to Party B in writing the related transactions that have occurred or are about to occur, accounting for more than 10% (including 10%) of Party A’s net assets, including but not limited to the relationship between the parties to the transaction, the transaction project and the nature of the transaction, the transaction amount or the corresponding proportion, and the pricing policy (including transactions with no amount or only a symbolic amount).

11. Party A’s production and operation and related behaviors comply with relevant regulations including but not limited to industrial policies, fiscal and taxation policies, market access, environmental assessment, energy conservation and emission reduction, energy consumption and pollution control, resource utilization, land and urban planning, labor safety, etc.

12. Party A promises to truthfully disclose the marital status of its actual controller (if any).

Article 11 Rights and obligations of both parties

1. Party A has the right to withdraw and use the loan according to the term and purpose agreed in this contract.

2. Party A shall repay the principal, interest and fees of the loan in accordance with the provisions of this contract.

3. Party A agrees that Party B shall provide its credit information to the Financial Credit Information Basic Database and/or the credit reporting agency approved by the People’s Bank of China or the purposes permitted by this contract, and authorizes and agrees that Party B shall query, download, copy, print and use its credit information from the Financial Credit Information Basic Database and/or the credit reporting agency approved by the People’s Bank of China or the website of the relevant unit or department for the purpose of this contract, and use it for legal and compliant purposes related to this contract; if Party A fails to repay the principal and interest of the loan in accordance with the contract, the resulting negative credit consequences shall be borne by Party A.

4. Party A authorizes Party B to query, download, copy, print and use Party A’s account transaction information, including but not limited to transaction flow and statement, for Party B’s review and approval, post-loan management or necessary notarization procedures, and submit it as information/evidence to judicial organs, arbitration institutions, regulatory authorities, or for purposes permitted by this contract.

5. Party A is aware of and agrees that during the loan period, Party B has the right to transfer the creditor’s rights and corresponding security rights to a third party, and provide this loan contract and loan-related information to the potential transferee financial institution within the necessary scope in accordance with the law without the need to obtain Party A’s consent. When Party A provides its own guarantee, Party A agrees to continue to bear the relevant guarantee liability to the creditor transferee after the creditor’s rights are transferred.

6. Party A agrees that during the loan period, Party B has the right to act as a credit asset securitization initiator, entrust the creditor’s rights and corresponding security rights under this contract to the trustee institution to establish a special purpose trust, and provide this loan contract and loan-related information, and the trustee institution will issue asset-backed securities. When Party A provides its own guarantee, Party A agrees to continue to bear the relevant guarantee liability to the aforementioned trustee institution. Party A agrees that if Party B publishes the transfer of creditor’s rights and corresponding security rights through a special purpose trust in the form of an announcement (either in a newspaper or on a website, etc.), it shall be deemed to have been effectively notified and delivered to Party A.

7. In the case that Party A provides guarantee on its own, Party A understands and agrees that if the transfer of guarantee is required due to Party B’s transfer or entrustment of the claims under this contract to a third party, Party A has an unconditional obligation to cooperate and will negotiate with Party B and the third party to determine the relevant expenses. If the transfer registration of guarantee is not processed, Party A promises to give up the defense it enjoys. If Party A fails to cooperate in the transfer registration in accordance with laws and regulations, the provisions of the registration management department or at the request of Party B, Party B has the right to require Party A to bear the liability for breach of contract and require Party A to bear all expenses (including but not limited to litigation costs, attorney fees, travel expenses, etc.).

8. Party B has the right to inspect, supervise and understand Party A’s business conditions, loan use and related transactions at least once a quarter. Party B has the right to adjust the loan amount and loan term under this contract according to the macroeconomic situation, market situation, Party A’s credit situation, loan usage, changes in credit guarantee conditions, related transactions and other situations that Party B deems necessary, and has the right to decide whether to stop issuing loans under this contract or stop handling business under this contract, and it shall not be deemed as a breach of contract by Party B, and Party A shall not raise any objection to this.

9. Party B has the right to require Party A to provide relevant documents according to the review needs of loan issuance. Party B shall keep confidential the materials, documents and information about Party A provided by Party A, except for those that should be inquired or disclosed in accordance with laws, regulations and requirements of government departments, or information sharing in accordance with the provisions of this contract.

The business, credit and other information of the other party (including shareholders and actual controllers) obtained by both parties during the business negotiation, signing and performance process can be reasonably used based on actual business needs and shared and disclosed to its controlling shareholders or subsidiaries, but both parties shall urge the corresponding information recipients to fulfill relevant confidentiality obligations.

10. Party B has the right to recover part or all of the loan in advance based on the capital recovery of Party A.

11. Party B has the right to participate in Party A’s large-scale financing, asset sales, mergers, divisions, shareholding system reforms, bankruptcy liquidation and other activities in accordance with the provisions of laws and regulations, regulatory requirements and the provisions of this contract.

Article 12 Accounts

Party A opens the following accounts [1, 2] with Party B (multiple selections are allowed):

1. Settlement account, account number: [8110801013202503656], and the two parties make the following agreements on this account:

(1) The issuance and payment of this loan funds shall be handled through this account. Party B has the right to manage and control the payment of the loan funds in accordance with the contract and supervise the use of the loan funds for the agreed purposes.

(2)[]

2. Funds recovery account, account number: [8110801013202503656], the two parties make the following agreement on this account:

(1) Party A shall provide the inflow and outflow of funds in this account, and Party B has the right to supervise the inflow and outflow of funds in this account.

(2)[/]

3. [/] account, account number: [/], the two parties make the following agreement on this account: [/]

Article 13 Liability for breach of contract

1. After this contract comes into effect, both parties A and B shall perform the obligations stipulated in this contract. If either party violates any agreement, commitment or guarantee of this contract, it shall bear the corresponding liability for breach of contract.

2. Events of Default:

(1) Party A breaches any obligation, statement, guarantee or commitment under this Contract, or the certificates and documents related to this Loan submitted to Party B, the statements and guarantees under Article 9 of this Contract are proved to be illegal, untrue, inaccurate, incomplete or intentionally misleading;

(2) Party A fails to pay the loan funds in accordance with the method agreed in Article 5, Paragraph 7 of this Contract;

(3) Party A fails to use the loan for the agreed purpose, changes the purpose of the loan funds without authorization, misappropriates the loan or uses the loan for illegal or irregular transactions;

(4) Party A fails to repay the principal and interest of the loan and other payables under this Contract as agreed, or is unable (including indicating that it is unable) to perform its obligations under this Contract;

(5) Party A conceals important operating and financial facts from Party B or exceeds the following financial indicators [/];

(6) Party A uses false contracts with shareholders and other affiliated companies to obtain this Loan;

(7) Party A transfers property at a low price or for free; acquires property of others at an obviously unreasonable high price or provides guarantees for the debts of others; reduces or forgives the debts of third parties; maliciously extends the term of a third party the performance period of the debt; failure to exercise creditor’s rights or other rights; abnormal fluctuations in funds in any account of Party A (including but not limited to the fund recovery account); Party B’s supervision and inspection determines that the profitability of Party A’s main business has declined, which may affect the realization of Party B’s creditor’s rights; abnormal use of loan funds; violation of Party B’s supervision requirements on the fund recovery account;

(8) Party A, Party A’s actual controller, Party A’s controlling shareholder is involved in suspension of business, closure of business, application or application for liquidation, dissolution or reorganization, entering into a takeover, trusteeship or similar legal procedure, filing for bankruptcy, accepting bankruptcy application, being declared bankrupt, having its business license revoked, being revoked, involving private financing, or any litigation, arbitration or criminal or administrative punishment that has adverse consequences on its own business or property status, which Party B believes may or has affected or damaged Party B’s rights and interests under this contract;

(9) Party A’s domicile, business scope, legal representative, person in charge, executive partner and other registration matters or the controlling shareholder/actual controller have changed or made external investments, etc.

(10) Party A suffers financial losses, asset losses, or asset losses due to its external guarantees, or other financial crises, which Party B believes may or has affected or damaged Party B’s rights under this Contract;

(11) Party A’s controlling shareholder and other affiliated companies encounter operational or financial crises, or Party A and its controlling shareholder and other affiliated companies engage in related transactions, which affect Party A’s normal operations, or Party A’s related transactions with its shareholders and other affiliated companies adversely affect or threaten the realization of Party B’s claims;

(12) Party A’s industry undergoes adverse changes, which seriously affect or threaten the realization of Party B’s claims. The circumstances described in this clause do not constitute force majeure events;

(13) If Party A defaults in the performance of other debt documents and fails to correct the situation at the expiration of the applicable grace period, resulting in any of the following circumstances, it shall also constitute a breach of this Contract:

① Party A’s debts under other debt documents are declared or may be declared accelerated due;

② Although Party A’s debts under other debt documents are not declared or may be declared to be accelerated, there is a payment default.

Other debt documents refer to the loan contracts and guarantee documents signed between Party A and the creditors (including Party B and other third parties other than Party B), and the bond project documents issued publicly or privately by Party A.

(14) Party A refuses to accept Party B’s supervision and inspection of its loan use and related operating and financial activities;

(15) Party A’s shareholders, legal representatives, persons in charge, senior managers, and actual controllers are missing or cannot be contacted; suspected of corruption, bribery, fraud, illegal operation or other criminal offenses; involving illegal fundraising, etc., which Party B believes may or has affected or damaged Party B’s rights and interests under this contract;

(16) Party A’s guarantor violates the terms of the guarantee contract or defaults under the guarantee contract, or the guarantor (natural person) or the actual controller of the guarantor is missing or cannot be contacted;

(17) The collateral or pledge under this Contract is seized, detained, reported lost, stopped, or subject to other compulsory measures, there is a dispute over ownership, it is or may be infringed by any third party, or its safety or integrity is or may be adversely affected;

(18) Party A causes a liability accident due to violation of relevant laws, regulations, supervisory provisions or industry standards such as food safety, production safety, and environmental protection;

(19) Party A re-lends the loan funds or purchases other financial products for arbitrage;

(20) Party A has other events that endanger, damage or may endanger or damage the rights and interests of Party B, or Party A fails to perform other provisions of this Contract;

(21) Others: [/]

3. If the above-mentioned breach of contract occurs, Party B has the right to take the following remedies:

(1) Without Party A’s consent, directly unilaterally stop, suspend or terminate the payment of any funds that Party A has not yet withdrawn under this Contract (including Party A’s submission of withdrawal application but has not actually withdrawn) (2) unilaterally declare that all loans under this Contract are due immediately and require Party A to repay immediately without Party A’s consent. The date on which Party B requires Party A to repay the aforementioned amount shall be the date on which the debt under this Contract matures in advance; (3) immediately execute the mortgage, pledge or other guarantee under this Contract and the guarantee document; (4) Party B has the right to freeze any account opened by Party A at any business institution of China CITIC Bank Corporation Limited (hereinafter referred to as “China CITIC Bank”) and directly deduct funds from Party A’s account to offset Party A’s debt under this Contract without obtaining Party A’s consent; if the deducted amount is in foreign exchange and foreign exchange settlement or foreign exchange trading procedures need to be handled, Party A is obliged to assist Party B in handling the procedures and the exchange rate risk shall be borne by Party A; (5) Party B has the right to require Party A to make rectifications or lower the loan risk classification within a limited time, etc. (6) exercise any other rights and remedies available under laws, regulations, etc.

4. If Party A fails to repay the principal as agreed in this contract, Party B shall have the right to exercise the rights stipulated in Article 13, Paragraph 3 of this contract and, in addition, Party B shall have the right to charge penalty interest in the following ways [②]. Party A agrees that the calculation of the above penalty interest shall be based on the calculation result of Party B:

① Based on the actual number of days overdue, the penalty interest shall be charged at the annual interest rate standard of the loan interest rate applicable to this contract at that time plus [/] basis points (1 basis point = 0.01%);

② Based on the actual number of days overdue, the penalty interest shall be charged at the loan interest rate applicable to this contract at that time plus [50]% penalty interest rate.

5. If Party A fails to use the loan for the purpose agreed in this contract, Party B shall, in addition to exercising the rights stipulated in Article 13, Paragraph 3 of this contract, be entitled to charge penalty interest for the portion used in violation of the contract in accordance with the following method [②] from the date of misappropriation. Party A agrees that the calculation of the above penalty interest amount shall be based on the calculation result of Party B:

①According to the number of days of use in violation, the penalty interest shall be charged at the annual interest rate standard of the loan interest rate applicable to this contract at that time plus [/] basis points (1 basis point = 0.01%);

②According to the number of days of use in violation, the penalty interest shall be charged at the loan interest rate applicable to this contract at that time plus [100]% penalty interest rate.

6. For loans that are overdue and not used for the purpose agreed in the contract at the same time, Party B has the right to charge penalty interest at the higher penalty interest rate in Article 13, Paragraph 4 and Article 13, Paragraph 5 of this contract.

7. For the interest (including the interest corresponding to the principal declared fully or partially overdue by Party B) and penalty interest that Party A fails to pay on time, compound interest shall be charged according to the penalty interest rate for overdue loans and the interest settlement method agreed in this contract from the date of overdue to the date of full repayment; for the overdue and non-use of the loan for the purpose agreed in this contract, compound interest shall be charged according to the heavier one, and no combined punishment shall be imposed.

8. All expenses incurred by Party B in realizing the creditor’s rights (including but not limited to litigation fees, arbitration fees, execution fees, insurance premiums, travel expenses, attorney fees, property preservation fees, notarization and certification fees, translation fees, appraisal and auction fees, etc.) shall be borne by Party A.

Article 14 Continuity of Obligations

All obligations of Party A under this Contract shall be continuous and fully binding on its successors, receivers, assignees and entities after merger, reorganization, name change, etc., and shall not be affected by any disputes, claims and legal proceedings, any instructions from superior units, any contracts and documents signed between Party A and any natural person or legal person, nor shall they be changed due to Party A’s bankruptcy, inability to repay debts, loss of corporate qualifications, change of organizational charter and any essential changes.

Article 15 Notarization

1. If any party to this Contract makes a notarization request, it shall be notarized at the notarial authority specified by the state.

2. If Party B makes a request for a notarial certificate with compulsory execution effect, Party A agrees that Party B may apply to the notarial agency for a notarial certificate with compulsory execution effect with this Contract, and the notarization fee paid for the compulsory execution notarization shall be borne by [/]. If the principal and interest of the loan of Party B and the relevant expenses that Party A should bear according to law are not fully repaid within the repayment period agreed in this contract, Party B may apply to the relevant court for compulsory execution with the notarial certificate in accordance with the law.

Article 16 Validity of this Contract

If a clause or part of a clause of this Contract becomes invalid now or in the future, the invalid clause or the invalid part shall not affect the validity of this Contract and other clauses of this Contract or other contents of the clause.

Article 17 Other agreed matters [/]

If the provisions of this article conflict with the provisions of other clauses of this Contract, the provisions of this article shall prevail.

Article 18 Applicable Law and Dispute Resolution

This Contract shall be governed by the laws of the People’s Republic of China (for the purpose of this Contract, excluding the laws of the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan).

Article 19 Dispute Resolution

Parties A and B shall negotiate to resolve any dispute arising from or related to this Contract; if no agreement is reached, both parties agree to adopt the following method [2] to resolve the dispute:

1. Apply for arbitration to [/], with the place of arbitration being [/], and the arbitration rules of the institution in force at the time of application for arbitration shall apply;

2. File a lawsuit with the People’s Court with jurisdiction over Party B’s place of residence.

Article 20 Force Majeure Events

1. Force majeure events in this Contract refer to unforeseeable, unavoidable and insurmountable objective circumstances that make it impossible for any party to perform this Contract normally, including war, strikes, martial law, severe floods, fires, wind disasters, earthquakes and other accidents that are agreed by both parties to be force majeure.

2. If any party is unable to perform the contract due to force majeure, it may be exempted from performing its responsibilities or obligations under this contract in part or in full according to the impact of force majeure, but the party encountering force majeure shall promptly notify the other party in writing to mitigate the possible losses caused to the other party, and shall provide appropriate evidence of the occurrence and duration of the force majeure event within a reasonable period of time. At the same time, the party encountering force majeure shall make every effort to reduce the possible impact of the force majeure event on the other party.

3. When force majeure occurs, the two parties shall immediately negotiate within a reasonable period of time to seek a fair and reasonable solution and make every effort to minimize the consequences of force majeure.

Article 21 No Waiver of Rights

Party B’s rights under this contract are cumulative and do not affect or exclude any rights that Party B may enjoy against Party A in accordance with laws, regulations and other contracts. Unless Party B expresses in writing, Party B’s non-exercise, partial exercise and/or delayed exercise of any of its rights shall not constitute a waiver or partial waiver of such right, nor shall it affect, prevent or hinder Party B’s continued exercise of such right or the exercise of any other rights.

Article 22 Effectiveness, Change and Termination of the Contract

1. For the effectiveness of this contract, both parties agree to adopt the following [③] method:

① This contract shall come into effect after Party A completes the electronic channel password verification operation and signs it on the online banking or mobile banking of CITIC Bank with a USBkey electronic signature, and Party B reviews and agrees to it;

② This contract shall come into effect on the date when Party A completes the electronic channel password verification operation and signs it on the online banking or mobile banking of CITIC Bank with a USBkey electronic signature, and Party B completes the electronic signature.

③ The contract shall come into effect after the legal representative/person in charge or authorized agent of Party A and the person in charge or authorized agent of Party B sign (sign or stamp) and stamp with the official seal or contract-specific seal.

2. After the effectiveness of this contract, except for the provisions of this contract, neither Party A nor Party B shall change or terminate this contract without authorization; if it is necessary to change or terminate this contract, it shall be agreed upon by both parties A and B and a written agreement shall be signed separately.

3. After this contract comes into effect, Party A shall not transfer all or any part of its rights or obligations under this contract and its annexes without Party B’s written consent. If Party A transfers all or part of its debts under this contract to a third party, it shall submit to Party B a written document indicating that the guarantor agrees to transfer and continue to assume the guarantee obligations or provide new guarantees, and obtain Party B’s written consent.

Article 23 Notice and Delivery

Unless otherwise agreed in this contract, the parties shall make the following agreements on the delivery addresses (including contact information, the same below) and legal consequences of various notices, letters, Appendixs, agreements and other documents involved in this contract and the delivery of relevant documents and legal documents when disputes arise under this contract:

1. Valid delivery address confirmed by both parties:

Party A confirms that its effective delivery address is as follows

Contact address		[Room 1002-6, Zhejiang Green and Low-carbon Technology Industrial Park, No. 869 Shanyin Road, Beigan Street, Xiaoshan District, Hangzhou City, Zhejiang Province]
Postal code		[311200]
Contact person		[Wang Chuyao]
Contact phone number		[15879002502]
Electronic delivery	Email	[/]
	Fax	[/]
	Mobile	[15879002502]
	WeChat	[/]

Party B confirms that its effective delivery address is as follows

Contact address		[Floor 1-4, Water Affairs Building, 1088 Jincheng Road, Xiaoshan District, Hangzhou]
Postal code		[311200]
Contact person		[Wang Pei]
Contact phone number		[0571-82725322]
Electronic delivery	Email	[wangp-hz@citicbank.com]
	Fax	[0571-82711311]
	Mobile	[15906691798]
	WeChat	[/]

2. If the delivery address confirmed by both parties in this clause changes, the other party shall be notified in writing within three days from the date of the change. However, both parties agree and acknowledge that if CITIC Bank and its branches display information related to this contract, such as reminders, announcements, notices, contact addresses and postal code changes through CITIC Bank’s online banking, mobile banking, official website and other channels, such information shall be deemed to have been notified/delivered to the other party once it is displayed (if the displayed information states the effective date, the stated date shall prevail). In the case of arbitration, civil litigation and enforcement procedures, if the delivery address of any party changes, it shall notify the arbitration institution and the court in writing on the day of the change. If any party fails to perform the notification and notification obligations in the above manner, the delivery address confirmed by that party shall still be deemed as the valid delivery address.

3. The scope of application of the delivery address confirmed by the parties in this clause includes all kinds of notices, letters, Appendixs, agreements and other documents in the process of performance of this contract by both parties, as well as the delivery of relevant documents and legal instruments to both parties in case of disputes arising from this contract, including the delivery of relevant case materials and legal documents (including but not limited to: various procedural documents, such as complaint, arbitration application, case acceptance notice, response notice, summons, evidence notice, payment notice, etc.; various legal documents, such as arbitration award, judgment, ruling, mediation, etc.) to both parties at various stages after the dispute enters notarization, arbitration, first instance, second instance, retrial, retrial and execution procedure (including disposal of mortgaged property, etc.) after civil litigation procedures. Unless otherwise agreed in paragraph 2 of this Article, if one party sends the above documents to the delivery address, it shall be deemed to have been delivered on the following dates:

(1) Postal delivery (including express delivery, ordinary mail, and registered mail): the third day after the date of delivery shall be deemed to have been delivered;

(2) Telephone, fax, e-mail, WeChat or other electronic communication methods: the date of sending shall be deemed to have been delivered;

(3) Personal delivery: the date of receipt by the recipient shall be deemed to have been delivered; if the recipient refuses to accept the delivery or no one receives the delivery, the delivery person may take photos or videos to record the delivery process and retain the documents, which shall also be deemed to have been delivered;

(4) If the above methods are used at the same time, the one that reaches the other party the fastest shall prevail. If the delivery address provided or confirmed by any party is inaccurate, the delivery address is changed but the other party, court, arbitration institution or notary public is not notified or informed in accordance with the procedures, or any party or its designated recipient refuses to sign for it, resulting in the inability to deliver, timely delivery or failure to actually receive the legal documents, execution documents, arbitration awards or notary public execution certificates and other legal documents or related documents by the party, the delivery by other parties, courts, arbitration institutions or notary publics in accordance with the above effective delivery rules shall be deemed to be effective delivery, and the party shall bear all legal consequences that may arise from it. Both parties agree that the court, arbitration institution or notary public may use one or more delivery methods to deliver legal documents, and the delivery time shall be based on the first of the above delivery methods.

4. The content of this article is a special clause that both parties to this contract clearly agree to, and its effectiveness is independent of other clauses of this contract. Regardless of whether other clauses of this contract are deemed invalid or revoked by the court, arbitration institution or other competent authority for any reason, the content of this article shall be valid.

Article 24 Others

1. When the contract signing method of Article 22, paragraph 1, type ③ is selected, this contract shall be in [two] original copies, [one] copy for Party A, [one] copy for Party B, and [/] copies shall be retained by the relevant departments.

2. For the purpose of this contract, “working day”/“bank working day” means the bank’s business day for general public business, excluding national statutory holidays and public holidays.

3. For matters not covered in this contract, Party A and Party B may sign a separate written agreement as an annex to this contract. Any annex, modification or supplement to this contract shall constitute an integral part of this contract and have the same legal effect as this contract.

4. Party B has taken reasonable measures such as bold, black, and highlighting to draw Party A’s attention to the clauses under this contract that exempt or limit its liability, and has fully explained the relevant clauses as required by Party A. Party A has read all the clauses of this contract, has fully understood the meaning of the clauses of this contract and the corresponding legal consequences, and agrees to abide by the above clauses. There is no objection between Party A and Party B to the understanding of all the terms and conditions of this contract.

(No text below)

(This page has no text, it is the signature page of the “RMB Working Capital Loan Contract” numbered [(2024) Xinyin Hangxiaozhidai No. 811088571413])

Party A: (Official seal or special seal for contract)
Signature of legal representative/person in charge (or authorized agent):

Party B: China CITIC Bank Corporation Limited [Hangzhou Xiaoshan Branch] (Official seal or special seal for contract)
Signature of person in charge (or authorized agent):